As filed with the Securities and Exchange Commission on June 4, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 02549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

TERADYNE, INC.

Massachusetts	04-2272148
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

600 Riverpark Drive

North Reading, Massachusetts 01864

(Address of Principal Executive Offices)

Teradyne, Inc. 1996 Employee Stock Purchase Plan

Teradyne, Inc. 2006 Equity and Cash Compensation Incentive Plan

(Full Title of the Plan)

Charles Gray, Esq.

Teradyne, Inc.

600 Riverpark Drive

North Reading, Massachusetts 01864

(Name and Address of Agent for Service)

(978) 370-2700

(Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

William B. Asher, Esq.

Choate, Hall & Stewart LLP

Two International Place

Boston, Massachusetts 02110

(617) 248-5000

CALCULATION OF REGISTRATION FEE

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock (par value $0.125)	15,000,000 shares (4)	$6.97	$104,550,000.00	$5,833.89

(1)	This registration statement shall also cover any additional shares of Common Stock which become issuable under the Teradyne, Inc. 1996 Employee Stock Purchase Plan and the Teradyne, Inc. 2006 Equity and Cash Compensation Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Teradyne, Inc.
(2)	The price applicable to such shares is not currently known. The price of $6.97 per share, which is the average of the high and low price of Teradyne’s Common Stock as reported on the New York Stock Exchange on May 28, 2009, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Calculated pursuant to Section 6(b) of the Securities Act.
(4)	Consists of (i) 10,000,000 shares issuable under the Teradyne, Inc. 2006 Equity and Cash Compensation Incentive Plan and (ii) 5,000,000 shares issuable under the Teradyne, Inc. 1996 Employee Stock Purchase Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement registers additional securities of the same class as other securities for which Registration Statement Nos. 333-143231, 333-116632, 333-101983, 333-56373, and 333-07177 on Form S-8, each relating to Teradyne’s 1996 Employee Stock Purchase Plan, as filed with the Securities and Exchange Commission (the “SEC”) on May 24, 2007, June 18, 2004, December 19, 2002, June 9, 1998, and June 28, 1996, respectively, are effective.

This Registration Statement also registers additional securities of the same class as other securities for which Registration Statement No. 333-134519 on Form S-8 relating to Teradyne’s 2006 Equity and Cash Compensation Incentive Plan, as filed with the SEC on May 26, 2006, is effective.

Pursuant to General Instruction E of Form S-8, the contents of the above-listed Registration Statements are hereby incorporated by reference herein.

Item 3.	Incorporation of Documents by Reference.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•

Annual Report on Form 10-K for fiscal year ended December 31, 2008 (including items incorporated by reference from our Proxy Statement pursuant to Section 14(a) of the Exchange Act for our 2009 Annual Meeting of Shareholders);

•	Quarterly Report on Form 10-Q for quarter ended April 5, 2009;

•	Current Report on Form 8-K filed with the SEC on January 6, January 29, January 30, March 11, March 30, April 1, April 6, April 7, April 17, 2009 and May 28, 2009; and

•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on April 10, 1979.

You may request a copy of these filings at no cost by writing or telephoning us at the following address:

Teradyne, Inc.

600 Riverpark Drive

North Reading, Massachusetts 01864

Attn: Investor Relations

(978) 370-2700

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Section 8.51 of the Massachusetts Business Corporation Act, under which the Registrant is governed, provides that a corporation may indemnify a director who is a party to a proceeding because he is a director against liability incurred in the proceeding if he conducted himself in good faith and he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 8.52 of the Massachusetts Business Corporation Act requires corporations to indemnify any director who was wholly successful in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 8.53 of the Massachusetts Business Corporation Act provides that, before the final disposition of a proceeding, a corporation may advance funds to pay for or reimburse the reasonable expenses incurred by a director who is party to such proceeding because he is a director if he delivers to the corporation (a) a written affirmation of his good faith belief that he has met the relevant standard of good faith described in Section 8.51 of the Massachusetts Business Corporation Act or that the proceeding involves conduct for which liability has been eliminated pursuant to Section 2.02 of the Massachusetts Business Corporation Act and (b) a written undertaking with an unlimited general obligation of the director to repay any funds advanced if he is not entitled to mandatory indemnification under Section 8.52 and it is ultimately determined, under Section 8.54 or Section 8.55 that he does not meet the relevant standard of conduct described in Section 8.51.

Section 8.56 of the Massachusetts Business Corporation Act provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation to the same extent as a director, and, if he is an officer but not a director, to such further extent as may be provided by the articles of organization, the bylaws, a resolution of the board of directors or contract, except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Section 8.56 also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 8.52, and that the officer may apply to a court for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance under those provisions.

Section 2.02 of the Massachusetts Business Corporation Act provides that the articles of organization of a corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation for monetary damages for breach of a fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for improper distributions to under Sections 6.40 of the Massachusetts Business Corporation Act or (4) for any transaction from which the director derived an improper personal benefit.

Section 2 of Article VI of the Registrant’s by-laws provides that the Registrant will indemnify its officers and directors against any cost, expense (including attorneys’ fees), judgment, liability and amount paid in settlement reasonably incurred by or imposed upon them in connection with any action, suit or proceeding to which such officer or director may become a party by reason of being or having been an officer or director of the Registrant, unless such indemnification is prohibited by the Massachusetts Business Corporation Act.

Section 8.57 of the Massachusetts Business Corporation Act also contains provisions authorizing a corporation to obtain insurance on behalf of any director or officer of the corporation against liabilities, whether or not the corporation would have the power to indemnify against such liabilities. The Registrant maintains director and officer liability insurance for the benefit of its directors and our officers and has entered into indemnification agreements with certain of its directors and executive officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
3.1	Restated Articles of Organization of Teradyne, Inc., as amended (incorporated by reference to Exhibit 3.1 to Teradyne’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2000).

3.2	Amended and Restated By-Laws of Teradyne, Inc. (incorporated by reference to Exhibit 3.2 to Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006).

5.1	Opinion of Choate, Hall & Stewart LLP

10.1	1996 Employee Stock Purchase Plan, as amended.

10.2	2006 Equity and Cash Compensation Incentive Plan, as amended

23.1	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on the signature page of this Registration Statement).

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Reading, the Commonwealth of Massachusetts, on this 4th day of June, 2009.

TERADYNE, INC.

By:	/S/ GREGORY R. BEECHER
Gregory R. Beecher Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

We, the undersigned officers and directors of Teradyne, Inc., hereby severally constitute and appoint Gregory R. Beecher and Michael A. Bradley, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Teradyne, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ PATRICIA S. WOLPERT Patricia S. Wolpert	Chair of the Board	June 4, 2009

/S/ MICHAEL A. BRADLEY Michael A. Bradley	President and Chief Executive Officer (Principal Executive Officer)	June 4, 2009

/S/ GREGORY R. BEECHER Gregory R. Beecher	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 4, 2009

/S/ JAMES W. BAGLEY James W. Bagley	Director	June 4, 2009

/S/ ALBERT CARNESALE Albert Carnesale	Director	June 4, 2009

/S/ EDWIN J. GILLIS Edwin J. Gillis	Director	June 4, 2009

/S/ VINCENT M. O’REILLY Vincent M. O’Reilly	Director	June 4, 2009

Signature	Title	Date

/S/ PAUL J. TUFANO Paul J. Tufano	Director	June 4, 2009

/S/ ROY A. VALLEE Roy A. Vallee	Director	June 4, 2009

Exhibit Number	Description
3.1	Restated Articles of Organization of Teradyne, Inc., as amended (incorporated by reference to Exhibit 3.1 to Teradyne’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2000).

3.2	Amended and Restated By-Laws of Teradyne, Inc. (incorporated by reference to Exhibit 3.2 to Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006).

5.1	Opinion of Choate, Hall & Stewart LLP

10.1	1996 Employee Stock Purchase Plan, as amended.

10.2	2006 Equity and Cash Compensation Incentive Plan, as amended

23.1	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on the signature page of this Registration Statement).